Exhibit 99.1

Contact: J. Todd Scruggs, Executive Vice President and CFO

(434) 846-2000

tscruggs@bankofthejames.com

For Immediate Release

Bank of the James Financial Group, Inc. Announces 10% Stock Dividend

Lynchburg, Va., May 19, 2010.........Bank of the James Financial Group, Inc. (OTCBB:BOJF) (the “Company”) announced yesterday at the annual shareholder’s meeting that the Board of Directors voted to declare a 10% stock dividend. The dividend will be paid to shareholders of record as of June 21, 2010 and will be paid on July 23, 2010. The dividend will increase shares outstanding by approximately 300,000 shares. Robert R. Chapman III, the Company’s President commented, “We are pleased our board has voted to declare a stock dividend for our shareholders for the seventh consecutive year. In declaring the stock dividend, the Board of Directors wishes to once again recognize and reward the loyalty and confidence of its ownership base. This dividend is evidence of our belief in the strength of our Company and the Region 2000 area.”

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc., currently operates nine full service locations throughout the City of Lynchburg, Amherst and Bedford Counties, the Town of Amherst and the Town of Altavista as well as mortgage origination offices in Forest and Moneta, Virginia. Bank of the James Financial Group, Inc. common stock is quoted on the Over The Counter Bulletin Board under the symbol “BOJF” (some web sites require BOJF.OB to quote).

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by Bank of the James (the “Bank”), a subsidiary of Bank of the James Financial Group, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

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